UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Marriott Grand Hotel, Point Clear, Alabama, on April 30, 2008, at 8:00 a.m., Central Time, for the following purposes:

1.	To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each;

2.	To ratify appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2008; and

3.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 22, 2008, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson

Chairman of the Board

Chattanooga, Tennessee

Dated: March 10, 2008

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS

April 30, 2008

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 10, 2008, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 22, 2008.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at six and elect six individuals to the Board of Directors for a term of one year each, (ii) ratify the appointment of Ernst & Young LLP to serve as independent registered public accountants of the company for 2008, and (iii) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR setting the number of directors at six (6) and electing the six (6) nominees for director; and (ii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2008.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 22, 2008, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 22, 2008, 12,049,921 shares of Common Stock, representing 12,049,921 votes, were held of record by approximately 3,300 shareholders (including an estimated 2,800 shareholders whose shares are held in nominee names, but excluding 793 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 835,908 shares of Class B Common Stock, representing 16,718,160 votes, were held by 18 individual shareholders, together representing an aggregate of 28,768,081 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR setting the number of directors at six (6) and electing the six (6) nominees for director; and (ii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2008.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast that are represented in person or by Proxy at the Annual Meeting.

Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2008 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes. Therefore, abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. For purposes of ratification of the appointment of Ernst & Young LLP, as independent registered public accountants abstentions and broker non-votes will not be considered negative votes.

A copy of the Company’s Annual Report for the year ended December 29, 2007, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 22, 2008, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company’s Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers as a group as of January 31, 2008 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)	% of Class(1)
Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock Class B Common Stock	806,507(3) 740,771(3)(4)	6.41% 88.62%

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock Class B Common Stock	167,862(5) 111,130(5)	1.38% 13.29%

Van Den Berg Management 805 Las Cimas Parkway Suite 430 Austin, TX 78746	Common Stock Class B Common Stock	1,941,010(6) —	16.11% —

RGM Capital, LLC Robert G. Moses 6621 Willow Park Drive, Ste. 1 Naples, FL 34102	Common Stock Class B Common Stock	1,406,738(7) —	11.67% —

T. Rowe Price Associates, Inc. & T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	Common Stock Class B Common Stock	1,192,900(8) —	9.90% —

Dimensional Fund Advisors, L.P. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock Class B Common Stock	1,027,405(9) —	8.53% —

DUMAC, LLC 406 Blackwell Street, Ste. 300 Durham, NC 27701	Common Stock Class B Common Stock	739,122(10) —	6.13% —

Royce & Associates LLC 1414 Avenue of the Americas New York, NY 10019	Common Stock Class B Common Stock	715,280(11) —	5.94% —

Wachovia Corp. One Wachovia Center Charlotte, NC 28288	Common Stock Class B Common Stock	703,866(12) —	5.84% —

Additional Directors And Executive Officers	Title of Class	Number of Shares Beneficially Owned(1)	% of Class(1)

J. Don Brock	Common Stock Class B Common Stock	48,582(13) —	* —

Paul Comiskey	Common Stock Class B Common Stock	20,000(14) —	* —

Kenneth L. Dempsey	Common Stock Class B Common Stock	97,892(15) —	* —

Gary A. Harmon	Common Stock Class B Common Stock	94,871(16) —	* —

Walter W. Hubbard	Common Stock Class B Common Stock	10,272(17) —	* —

Lowry F. Kline	Common Stock Class B Common Stock	25,572(18) —	* —

Craig S. Lapeere	Common Stock Class B Common Stock	66,046(19) —	* —

John W. Murrey, III	Common Stock Class B Common Stock	29,782(20) —	* —

All Directors and Executive Officers as a Group (17 Persons)**	Common Stock Class B Common Stock	1,710,471(21) 834,840(22)	13.47% 99.87%

*	Percentage of shares beneficially owned does not exceed 1% of the Class.
**	The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 17,289,120 votes or 60.0% of the total vote.

(1)

Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)

Does not include 723,536 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, shares held for participants in the 401(k) Plan are beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson’s beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	661		311,405	(b)
Held by his wife	—		94,879	(c)
Held by his children, their spouses and grandchildren	57,691	(a)	120,530	(d)
Unvested restricted stock	13,738	(b)	140,228	(b)
Options to acquire Common Stock, exercisable within 60 days	190,577	(b)	—
Shares held in his Individual Retirement Account	3,567	(b)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		5,486	(a)
Held as trustee of trust for benefit of Daniel K. Frierson	—		17,060	(a)
Held by trusts for the benefit of Daniel K. Frierson’s four brothers	—		51,183	(e)
Deemed conversion of Daniel K. Frierson’s Class B Common Stock	540,273		—

	806,507		740,771	(4)

a.	Shared voting and investment power

b.	Sole voting and investment power

c.	Sole voting and shared investment power

d.	Sole voting and shared investment power

e.	Sole voting and no investment power

(4)

The 740,771 includes: (A) 689,588 shares of Class B Common Stock held subject to a Shareholder’s Agreement among Daniel K. Frierson, his wife, and their five children, pursuant to which Daniel K. Frierson has been granted a proxy which expires October 11, 2015 to vote such shares, and (B) 51,183 shares of Class B Common Stock held by trusts for the benefit of three of his four brothers and their families, as to which Mr. Frierson has sole voting and no investment power.

(5)	Mr. Paul K. Frierson’s beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	32,856	(a)	94,069	(a)
Held by his wife	6,080	(c)	—
Held by his children, their spouses and grandchildren	7,950	(c)	—
Options to acquire Common Stock, exercisable within 60 days	—		—
Shares held in his Individual Retirement Account	1,936	(a)	—
Held as Trustee	—		17,061	(b)
Performance Units convertible into shares of Common Stock	2,424	(a)	—
Held by trust for benefit of Paul K. Frierson	5,486	(b)	—
Deemed conversion of his Class B Common Stock	111,130		—

	167,862		111,130

a.	Sole voting and investment power

b.	Shared voting and investment power

c.	Sole voting and shared investment power

(6)

Van Den Berg Management has reported beneficial ownership of 1,941,010 shares of Common Stock, including 6,500 shares for which it has sole voting and investment power and 1,934,510 shares for which it has shared voting and dispositive power. The reported information is based upon the Schedule 13G/A filed by Van Den Berg Management with the Securities and Exchange Commission on January 15, 2008.

(7)

RGM Capital, LLC, Robert G. Moses, and DUMAC, LLC have jointly reported beneficial ownership of 1,406,738 shares of Common Stock, with respect to RGM Capital, LLC and Robert G. Moses, and 739,122 shares of Common Stock with respect to DUMAC, LLC. RGM and Robert G. Moses report shared voting and shared dispositive power with respect to 1,406,738 shares, and DUMAC reports shared voting and shared dispositive power with respect to the 739,122 shares of Common Stock. The reported information is based upon the Schedule 13D/A filed by them with the Securities and Exchange Commission on January 8, 2008.

(8)

T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of 1,192,900 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,192,900 shares and sole voting power for 242,900 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 950,000 shares. The reported information is based upon the Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 13, 2008.

(9)

Dimensional Fund Advisors, L.P. has reported beneficial ownership of 1,027,405 shares of Common Stock, for which it has sole voting and sole dispositive power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 6, 2008.

(10)

As noted above, DUMAC, LLC has reported beneficial ownership of 739,122 shares of Common Stock, for which it has shared dispositive and shared voting power. The reported information is based upon the Schedule 13D/A filed by it with the Securities Exchange Commission on January 8, 2008.

(11)

Royce & Associates LLC has reported beneficial ownership of 715,280 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 28, 2008.

(12)

Wachovia Corp. has reported the beneficial ownership of 703,866 shares of Common Stock, as to which it has sole power to vote and sole power to dispose of all such shares. The reported information is based on a Form 13D/G filed on February 1, 2008.

(13)	Mr. Brock’s beneficial ownership may be summarized as follows:

Common Stock, held outright	22,500
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	16,582

Total	48,582

(14)	Mr. Comiskey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	4,000
Unvested Restricted Stock	16,000

Total	20,000

(15)	Mr. Dempsey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	12,539
Options to acquire Common Stock, exercisable within 60 days	66,057
Held in 401(k) Plan	3,867
Unvested Restricted Stock	15,429

Total	97,892

(16)	Mr. Harmon’s beneficial ownership may be summarized as follows:

Common Stock, held outright	33,995
Options to acquire Common Stock, exercisable within 60 days	47,200
Held in 401(k) Plan	3,136
Unvested Restricted Stock	10,540

Total	94,871

(17)	Mr. Hubbard’s beneficial ownership may be summarized as follows:

Options to acquire Common Stock, exercisable within 60 days	8,000
Performance Units, convertible into Common Stock on retirement as a director	2,272

Total	10,272

(18)	Mr. Kline’s beneficial ownership may be summarized as follows:

Common Stock, held outright	5,000
Options to acquire Common Stock, exercisable within 60 days	17,000
Performance Units, convertible into shares of Common Stock on retirement as a director	3,572

Total	25,572

(19)	Mr. Lapeere’s beneficial ownership may be summarized as follows:

Options to acquire Common Stock, exercisable within 60 days	53,250
Unvested Restricted Stock	12,796

Total	66,046

(20)	Mr. Murrey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	3,200
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into Common Stock on retirement as a director	16,582
Held by wife	500

Total	29,782

(21)

Includes: (i) 171,598 shares of Common Stock owned directly by individuals in this group; (ii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 618,246 shares of Common Stock; (iii) 41,432 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iv) 71,701 shares of Common Stock owned by immediate family members of certain individuals comprising this group; (v) 21,275 shares of Common Stock allocated to accounts in the 401(k) Plan; (vi) 7,686 shares held in trust for the benefit of persons in the group; (vii) 127,130 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such holders; and (viii) 651,403 shares of Class B Common Stock held by individuals in this group, convertible on a share for share basis into shares of Common Stock.

(22)

Includes: (i) 689,588 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above; (ii) 94,069 shares of Class B Common Stock held by Paul K. Frierson as described in Note (6) above; and (iii) 51,183 shares of Class B Common Stock held in three trusts as described in Note (4), above

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, Ph. D., age 69, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee. Dr. Brock also serves as a director for New Enterprises Stone. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 66, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee; and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 70, served as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

Walter W. Hubbard., age 64, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company’s Audit Committee and Compensation Committee.

Lowry F. Kline, age 67, has served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman from April 2003 until February, 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 to December 2003, and from November 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with such company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and the American Beverage Association, and is a member of the Executive Committee of the Metro Atlanta Chamber of Commerce. He is also a member of the Board of Trustees of the Woodruff Arts Center. He has been a director of the Company since 2004. Mr. Kline is Chairman of the Compensation Committee and a member of the Audit Committee and the Executive Committee.

John W. Murrey, III, age 65, is an Assistant Professor of Law at the Appalachian School of Law. He previously served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina since 1993 and has served on its Audit Committee. He also served as a director of U.S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, from 2003 until 2007, and was Chairman of its Audit Committee. Mr. Murrey is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr., the Company’s Vice President and President, Masland Residential, is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met seven (7) times in 2007.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee. As described in detail below, pursuant to provisions in their respective charters, the Company’s Audit Committee performs the functions of a nominating committee, and the Company’s Compensation Committee performs the functions of a corporate governance committee.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee met once in 2007.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Walter W. Hubbard, and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Committee approves the type of services to be provided and the estimated fees related to those services. Effective March 4, 2008, the Committee formally amended its Charter to include duties of a nominating committee. These duties are described in detail, below. The Committee met five (5) times in 2007.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company’s retirement plans. The committee met two (2) times in 2007.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee met once (1) in 2007. Effective March 4, 2008, a written Charter for the Committee was adopted by the Board of Directors. The written Charter formalized Committee responsibilities that had previously been set out in a resolution adopted by the Company’s Board of Directors, and included the responsibilities of a corporate governance committee.

In accordance with that resolution and its Charter, the Committee has the authority to review and establish compensation for each of the Company’s executive officers and directors and may recommend to the Board, for its approval, and for shareholder approval, when required, compensation plans and compensation amounts for such executive officers.

The Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Committee actions with respect to Compensation of Executive Officers in 2007, see Compensation Discussion and Analysis—Compensation for 2007.

Annually, the Compensation Committee will review the performance of the Chief Executive Officer against the Company’s goals and objectives as part of the process of determining his compensation level. The Committee will report to the Board on its performance review.

As noted above, the Audit Committee, amended its Charter on March 4, 2008, to include the responsibilities of a nominating committee.

The Board selects nominees for election as director from persons approved and recommended by a majority of the members of the Audit Committee. In selecting nominees for director, the independent directors that constitute the Audit Committee operate pursuant to provisions in its charter that address the nominations process. Each member of the committee is independent, as defined by the applicable rule of the NASD.

The committee may recommend director nominees to the full Board for approval. Only nominees approved by a majority of the committee are recommended to the full Board. In selecting and approving director nominees, the independent directors will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The independent directors believe continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The independent directors of the Board also consider the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely for next year’s annual meeting, recommendations must be received in writing at the principal executive offices of the Company no later than November 12, 2008. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

During 2007, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All six (6) incumbent directors attended the 2007 annual meeting of shareholders.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Limit on Number of Board Memberships

While the Company recognizes that its Board members benefit from service on the board of other companies and such service is encouraged, the Board believes it is critical that directors be able to dedicate sufficient time to their service on the Company’s board. To that end, the Company’s directors shall serve on no more than three public company boards in addition to the Company’s board.

Directors Who Change Their Present Job Responsibility

Individual directors who retire or otherwise change significantly the principal position they held when they were elected to the Board must tender in writing an offer of resignation from the Board as of the date of retirement or change in position. The Board does not believe that a director in this circumstance should necessarily be required to leave the Board. There should, however, be an opportunity for the independent directors to review each situation based on the individual circumstances and needs of the Board and to make a recommendation to the Board as to whether the offer of resignation should be accepted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2007, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with.

Management Succession

At least annually, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the CEO.

Certain Transactions Between the Company and Directors and Officers

The Company’s Audit Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Company’s Audit Committee for review. If required and appropriate under the circumstances, the Audit Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

D. Kennedy Frierson, Jr., the son of Daniel K. Frierson, the Company’s Chief Executive Officer and Chairman of the Board, and the nephew of director Paul K. Frierson, is employed as President of Masland Residential and is a Vice President of the Company. Mr. Frierson received an annual base salary of $230,000 in 2007 and an $8,200 cash incentive award under the Company’s Incentive Compensation Plan. Pursuant to the plan, on February 28, 2008, Mr. Frierson was granted restricted stock awards of 9,511 Long-Term Incentive Shares and 5,248 Career Shares. Pursuant to Mr. Frierson’s election, 14,136 shares were awarded as shares of Class B Common Stock. Such shares vest in accordance with the terms of the plan as described below under Compensation Discussion and Analysis, Primary Long-Term Incentive Shares and Career Shares. Mr. Frierson will participate in the Company’s incentive compensation program established for 2008. Under the terms of the Plan for 2008, Mr. Frierson will have the opportunity to earn a Cash Incentive Award, a Long-Term Incentive Award, and Career Shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 29, 2007 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman

J. Don Brock

Lowry F. Kline

Walter W. Hubbard

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 407(a)(i) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the board of directors sets compensation for the Company’s executive officers. Decisions made by the committee are reported to and reviewed by the board of directors. The Compensation Committee currently consists of three independent directors chosen annually by the board.

Compensation of the Company’s executive officers is competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Company reviews publicly available data and, from time to time, receives advice and information from professional compensation consultants.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers consists generally of the following elements: base salary; annual cash incentives; stock plan awards; retirement plan benefits and other benefits. Compensation is intended to be competitive and in the median range of compensation for comparable companies. A significant portion of each executive’s compensation consists of equity awards designed to align the interests of the Company’s executive officers with the interests of the Company’s shareholders.

For 2007, each executive officer’s compensation consisted of base salary, and the opportunity to earn a cash incentive award and awards of restricted stock as well as customary retirement and other benefits. The Compensation Committee determined the range of potential cash and equity incentive awards that could be earned, the performance criteria for determining the amount earned by each executive, and the form in which awards would be paid. Additionally, the Committee established individual performance goals for each executive officer; as described below, failure to meet such goals may result in the discretionary reduction of awards otherwise earned by participants.

Base Salary. Base salary levels depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent.

Cash Incentive Awards. Potential cash incentive awards were designed as a percentage of each executive’s base salary at the beginning of the year. For executive officers whose responsibilities are primarily related to the operations of one or more business units, the cash incentive award component provided each participant with the opportunity to earn a cash payment ranging from 10% to 75% of such participant’s base salary with 70% of the award based on achievement of certain levels of earnings before interest and taxes from continuing operations (“EBIT”) for their business unit and 30% based on the Company’s EBIT. The Committee retained the authority to reduce the amount of any award by up to 30%, based on failure to achieve individual performance goals set by the Committee.

For the Chief Executive Officer and all executive officers whose responsibilities are primarily related to corporate-level administration, the cash incentive award component provided each participant with the opportunity to earn a cash payment ranging from 10% to 75% of such participant’s base salary based on the achievement of certain levels of Company EBIT. The committee retained the right to reduce the amount of any award by up to 40% of the amount otherwise earned based on failure to achieve individual performance goals set by the Committee.

As disclosed in the Summary Compensation Table, the following Named Executive Officers received a cash award under the Plan for 2007: Daniel K. Frierson – $66,600; Gary A Harmon – $27,900; Paul A. Comiskey – $8,700; Ken Dempsey – $28,500; and Craig Lapeere – $145,000.

Although other possible measures of performance were considered, corporate and business unit EBIT was used as the primary measure of performance because the Committee believed that EBIT provided a highly relevant measure of performance that could be applied to each of the Company’s business units and to the Company as a whole.

Mr. Comiskey also received a cash bonus in the amount of $66,300 intended to compensate him for the approximate amount foregone by Mr. Comiskey when he agreed to become employed by the Company.

Primary Long-Term Incentive Share Awards and Career Shares.

The 2007 Incentive Plan provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Shares.

The Primary Long-Term Incentive Share Award was made in restricted shares to each executive officer, in value equal to 35% of the executive’s base salary at the beginning of the year plus any cash incentive award paid for such year. Career Shares were awarded to each executive officer as an award of restricted stock valued at 20% of such officer’s base salary as of the beginning of the year. The number of shares issued were based on the average of the high and low market price of the Company’s Common Stock on the date of grant of the award— February 28, 2008.

Primary Long-Term Incentive Share Awards vest pro rata over 3 years. Career Share Awards vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained the Career Shares for 24 months following the grant date. Both types of awards are subject to accelerated vesting or forfeiture as described below.

Special Conditions to Awards

Grant of the Primary Long-Term Incentive Share and Career Share Awards was contingent on the Company’s achieving a positive income from continuing operations. Death, disability or a change in control of the Company will result in immediate vesting of all restricted stock issued as Primary Long-Term Incentive Share or Career Share Awards. Termination without cause will result in immediate vesting of all Career Share Awards, and acceleration of vesting of Primary Long-Term Incentive Share Awards to the extent such shares have been expensed by the Company. Voluntary termination of employment prior to retirement, or termination of employment for cause will result in the immediate forfeiture of all unvested awards. Upon an executive’s retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares subject to the awards.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Such officers may receive contributions from the Company into the two plans in an aggregate amount equal to up to 3% of their cash compensation. Participants may receive additional contributions from the Company based primarily on the Company’s return on equity.

Compensation for 2007. In setting compensation of the executive officers named in the accompanying compensation tables for 2007, the Committee considered publicly available information concerning competitive compensation levels and compensation trends, as well as general and industry-specific economic trends. The Committee also received recommendations from management concerning the levels and elements of compensation.

As a result of its review, the Committee determined not to make any adjustments to the level of direct cash compensation offered to the Company’s executive officers named in the accompanying compensation tables for 2007. In reaching its decision, the Committee considered that it had previously adjusted the base salaries of all the Company’s executive officers, where necessary, to keep such salaries at or near median levels for comparable companies. The Committee believes that, as a result of its previous adjustments, the compensation of the Company’s executive officers remains at or near the medium of such compensation for the Company’s competitors.

The tax effect of possible forms of compensation on the Company and on the executive officers is a factor used in determining types of compensation. Similarly, the accounting treatment accorded various types of compensation is a factor used to determine compensation. For 2007, the Company decided to make the awards of equity-based compensation in the form of restricted stock. The Company previously obtained shareholder approval of the types of goals that could serve as the basis for incentive awards for 2007-11, because of the possible deductibility limitations imposed by relevant IRS regulations.

2007-2011 Incentive Compensation Plan. In March 2006, the Compensation Committee approved the 2007-2011 Incentive Compensation Plan, pursuant to which annual incentive compensation awards may be made to key executives (including the executive officers named in the accompanying compensation tables) of the Company based on results achieved by the Company. The material terms of the performance goals of the plan were approved by the Company’s shareholders at the 2006 Annual Meeting. Awards granted under the Plan may be treated as performance-based compensation under relevant Internal Revenue Code regulations and may allow the Company to take a federal income tax deduction for the related compensation expense if such awards are based on one or more of the approved performance goals.

The plan is administered by the Compensation Committee which will determine the type, range of potential awards and performance criteria for determining awards.

Both cash incentive awards and stock based incentive awards may be made under the plan. The annual performance goals will include one or more of the following criteria determined annually in the discretion of the

Committee: minimum annual levels of profitability; corporate and/or business unit EBIT levels, total shareholder return, return on capital; return on equity; pre-tax earnings; after-tax earnings, earnings growth, operating income; operating profit; earnings per share and return on investment or working capital, any one or more of which criteria may be measured with respect to the Company or any one or more of its subsidiaries or business units. Although it is anticipated that executive compensation for 2008 will be similar in structure to that approved by the Committee for 2007, the Committee has retained the flexibility to structure executive compensation in order to respond to changing competitive conditions and changes in the needs of the Company.

At its February 2008 meeting, the Committee approved the Incentive Compensation Plan for 2008 and set performance goals for the Company’s executive officers. The cash incentive award that may be earned under the plan ranges from 10% to 75% of the participant’s base salary. The Committee retained the authority to reduce the amount of any award by up to 30%, based on failure to achieve individual performance goals set by the Committee.

Termination Benefits. As discussed above under Special Conditions to Awards, the Company’s restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participants.

Upon retirement of the Participant, all restricted stock awards previously made under the Company’s 2004 incentive compensation plan and all Long-Term Incentive Plan and Career Share restricted stock awards made under the 2006 incentive compensation plan vest to the extent such awards have been expensed. As of year end, Messers Frierson, and Harmon were eligible for retirement in accordance with the terms of the restricted stock awards. If such persons had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been: Frierson – 14,157 shares ($112,831); and Harmon – 4,331 shares ($34,518). For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock of $7.97/share. Vesting of the restricted stock award made in 2006 to Mr. Frierson of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock is contingent, in all events other than a change-in-control, on meeting the market condition of the award prior to June 6, 2011.

No termination benefit was paid to or accrued for any executive officer named in the accompanying tables in the fiscal year ended December 29, 2007.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

Lowry F. Kline, Chairman

John W. Murrey, III

Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned or paid during the fiscal years ended December 30, 2006 and December 29, 2007 to (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; and (iii) the three other most highly compensated executive officers who were serving as executive officers at the end of such fiscal year (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary($) (c)(1)	Bonus ($) (d)(2)		Stock Awards($) (e)(3)	Option Awards($) (f)(4)	Non-Equity Incentive Plan Compensation($) (g)(5)	Nonqualified Compensation Earnings ($) (h)(6)		All Other Compensation($) (i)(7)	Total (j)
Daniel K. Frierson, Chief Executive Officer	2007 2006	$560,000 540,000	$	— —	$454,605 270,964	$5,846 10,991	$66,600 —	$	— 94,868	$24,606 37,210	$1,111,657 954,033

Gary A. Harmon, Chief Financial Officer	2007 2006	235,000 228,334		— —	65,669 27,147	2,963 4,740	27,900 —		29,003 71,363	9,249 9,071	369,784 340,655

Paul A. Comiskey, Vice-President, President Dixie Home	2007 2006	250,000 21,780		66,300 —	55,120 4,240	— —	8,700 —		— —	6,784 177	386,904 26,197

Kenneth L. Dempsey, Vice-President, President Masland Contract	2007 2006	255,000 246,667		— —	77,036 51,615	2,963 4,740	28,500 —		— 14,748	10,128 9,909	373,627 327,679

Craig S. Lapeere, Vice-President, President Masland Residential	2007 2006	270,000 270,000		— —	47,152 —	1,187 3,560	145,000 55,000		— 31,180	12,228 10,485	475,567 370,225

1.	Includes all amounts deferred at the election of the Named Executive Officer.
2.	Mr. Comiskey also received a cash bonus in the amount of $66,300 intended to compensate him for the approximate amount foregone by Mr. Comiskey when he agreed to become employed by the Company.
3.

Amounts reflect aggregate compensation cost recognized by the Company for the year presented for outstanding stock awards to the Named Executive Officers determined in accordance with FAS 123R. For 2006, such amounts reflect compensation cost recognized related to awards granted in 2005 and 2006. For 2007, such amounts reflect aggregate compensation cost recognized related to awards granted in 2005, 2006 and 2007.

4.

Amounts reflect the aggregate compensation cost recognized by the Company for the year presented for outstanding option awards to the Named Executive Officers determined in accordance with FAS 123R. No option awards were made to the Named Executive Officers in 2006 or 2007.

5.	For 2006, includes cash incentives earned based on results for 2006, but paid in 2007; for 2007, includes cash incentives earned based on results for 2007, but paid in 2008.

6.

Amounts presented represent above-market earnings on compensation deferred on a basis that is not tax qualified in the Company’s nonqualified deferred compensation plans. For purposes of this table, “above- market” earnings is the portion of actual earnings that exceeds 120% of the applicable federal long-term rate, with compounding as prescribed under relevant sections of the Internal Revenue Code. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

7.	The following is a summary and quantification of all amounts included in column (i):

All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contribution Plans ($) (c)	Insurance Premiums ($) (d)	Other ($) (f)(1)	Total Perquisites and other Benefits ($) (g)(2)
Daniel K. Frierson	2007 2006	$16,800 16,200	$2,884 2,884	$4,922 18,126	$24,606 37,210
Gary A. Harmon	2007 2006	7,050 6,850	2,199 2,221	— —	9,249 9,071
Paul Comiskey	2007 2006	4,375 —	2,409 177	— —	6,784 177
Kenneth L. Dempsey	2007 2006	7,650 7,400	2,478 2,509	— —	10,128 9,909
Craig S. Lapeere	2007 2006	9,750 8,100	2,478 2,385	— —	12,228 10,485

1.	The amount presented is the incremental cost to the Company of personal use of Company aircraft by Mr. Frierson.
2.	No Named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

The following table presents information concerning all grants of plan-based awards to the Named Executive Officers in 2007. Future payouts under non-equity incentive plan awards earned for 2007 by the Named Executive Officers are disclosed in column (g) of the Summary Compensation Table and, therefore, such amounts are not repeated here. All such amounts were paid following year-end, based on results for 2007, under the Company’s 2007 Incentive Compensation Plan.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Estimated Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards (g)(1)
		Threshold (c)	Target (d)	Maximum (f)
Daniel K. Frierson	03/02/07	N/A	20,976	N/A	$274,995
Gary A. Harmon	03/02/07	N/A	9,020	N/A	118,252
Paul Comiskey	03/02/07		—		—
Kenneth L. Dempsey	03/02/07	N/A	9,649	N/A	126,498
Craig S. Lapeere	03/02/07	N/A	12,796	N/A	167,756

1.	The amount set forth in the table reflects the grant date fair value of the award determined in accordance with FAS 123R

All awards of restricted stock made to the Named Executive Officers under the 2007 Incentive Compensation Plan were granted in 2008, in accordance with the terms of the plan. Such awards are as follows:

Name	Long-Term Incentive Award Shares	Career Shares
Daniel K. Frierson*	25,021	12,778
Gary A. Harmon	10,498	5,362
Paul Comiskey	10,330	5,704
Kenneth L. Dempsey	11,321	5,818
Craig S. Lapeere	16,572	6,160

*	Pursuant to Mr. Frierson’s election, 37,327 shares of the total of his awards were granted as shares of Class B Common Stock.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock Held that Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (i)(2)	Equity Incentive Plan Awards: Market of Payout Value or Unearned Shares, Units or Other Rights that have not vested ($) (j) (3)
	Exercisable (b) (#)	Unexercisable (c) (#)
Daniel K. Frierson	— — 44,287 5,000 50,000 31,290 60,000	— — — — — — —	— — — — — — —	$	— — 6.96 4.78 11.85 15.98 13.51	— — 5/02/12 8/12/12 8/05/09 12/06/10 12/20/15	— 125,000 — — — — —	$	— 996,250 — — — — —	20,976 7,990 — — — — —	$167,179 63,680 — — — — —

Gary A. Harmon	— 10,000 15,000 1,690 5,510 15,000	— — — — — —	— — — — — —		— 4.78 11.85 15.98 15.98 13.51	— 8/12/12 8/05/09 12/06/10 12/06/10 12/20/15	— — — — — —		— — — — — —	9,020 1,520 — — — —	71,889 12,114 — — — —

Paul Comiskey	—	—	—		—	—	16,000		127,520	—	—

Kenneth L. Dempsey	— 13,917 2,500 15,000 5,510 9,130 20,000	— — — — — — —	— — — — — — —		— 6.96 4.78 11.85 15.98 15.98 13.51	— 5/02/12 8/12/12 8/05/09 12/06/10 12/06/10 12/20/15	— — — — — — —		— — — — — — —	9,649 2,890 — — — — —	76,903 23,033 — — — — —

Craig S. Lapeere	— 1,250 5,713 1,287 10,000 15,000 20,000	— — — — — — —	— — — — — — —		— 6.96 15.98 15.98 15.52 17.33 13.51	— 5/02/12 12/06/10 12/06/10 5/06/11 9/07/15 12/20/15	— — — — — — —		— — — — — — —	12,796 — — — — — —	101,984 — — — — — —

1.

125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company’s 2006 Incentive Stock Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the Award is subject to both a service and a market condition. Pursuant to the terms of the award, Mr. Frierson has the right to any dividends declared and paid on such shares and the right to vote such shares from the date of grant. Mr. Comisky’s award was granted to him as an inducement for his employment by the Company.

2.

Awards of 7,990, 1,520 and 2,890 shares of restricted stock, respectively, for Messrs. Frierson, Harmon and Dempsey were made under an Incentive Compensation Plan in effect for 2004. Such awards were based on results for 2004, and granted in February 2005; awards of 20,976, 9,020, 9,649, and 12,796 shares of restricted stock, respectively, for Messrs. Frierson, Harmon, Dempsey and Lapeere, were made under the 2006 Incentive Compensation Plan. Such awards were based on results for 2006, and granted in March, 2007.

3.

The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($7.97/share) by the number of shares of unvested restricted stock subject to the award.

The following table sets forth information as to all option exercises and stock vested for the Named Executive Officers for the fiscal year ended December 29, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Daniel K. Frierson	39,367	$233,896	7,990	$102,911
Gary A. Harmon	—	—	1,520	19,578
Paul Comiskey	—	—	4,000	36,000
Kenneth L. Dempsey	7,500	65,625	2,890	37,223
Craig S. Lapeere	1,250	7,238	—	—

1.	The value realized is calculated as the difference between the closing price and the exercise price on the relevant exercise date times the number of shares acquired on exercise.
2.	The value realized is calculated as the closing price on the relevant vesting date times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Defined Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 29, 2007. The Company does not maintain any other non-tax qualified deferred compensation plans.

Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($) (b)(1)(2)	Registrant Contribution in Last FY ($) (c)(1)(2)	Aggregate Earnings in Last FY ($) (d)(1)(2)(3)	Aggregate Balance at Last FYE ($) (f)
Daniel K. Frierson	$28,000	$11,300	$53,140	$1,044,279
Gary A. Harmon	117,500	1,550	93,321	1,236,424
Paul Comiskey	—	885	—	885
Kenneth L. Dempsey	—	2,150	5,964	170,155
Craig S. Lapeere	27,000	4,250	15,067	326,677

1.

Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), and also may receive contributions from the Company equal to a percentage (up to 3%) of their compensation, and may receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

2.

All amounts deferred by the executive are included in the Salary Column of the Summary Compensation Table appearing elsewhere in this Proxy Statement. Amounts contributed by the Company are included in the All Other Compensation column of the table. Earnings on the Company’s Non-Qualified Deferred Compensation Plan are included in the Nonqualified Compensation Earnings column of the table, but only to the extent that such earnings represent “above market earnings.” See Note 5 to the Summary Compensation Table for a description of such earnings.

3.	Monies deferred are invested at the direction of participants among a selection of investment vehicles offered by the Plan. Earnings presented represent actual earnings on such investments.
4.	There were no withdrawals or distributions by or to the Named Executive Officers in the fiscal year ended 2007.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company’s Chief Executive Officer, Daniel K. Frierson, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	All Other Compensation ($) (e)(4)	Total ($)
J. Don Brock	$24,750	$12,000	$3,395	$—	$40,145
Paul K. Frierson	28,500	12,000	—	18,798	59,298
Walter W. Hubbard	25,750	12,000	—	—	37,750
Lowry F. Kline	26,250	12,000	—	—	38,250
John W. Murrey, III	28,000	12,000	3,395	—	43,395

1.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 in cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

2.

The value presented is the dollar amount recognized in the Company’s financial statements for all outstanding Stock Awards. The grant date fair value of performance units determined pursuant to FAS 123R awarded to each non-employee director under the Directors Stock Plan in 2007 is $12,000.

3.	The value presented is the dollar amount recognized in the Company’s financial statements, pursuant to FAS 123R, for all outstanding option awards.
4.

Mr. Paul K. Frierson is a 50% shareholder in a Company which receives commissions from the Company for the sale of yarn. The amount presented in the table represents Mr. Frierson’s share of such commissions.

At fiscal year end, each non-employee director held the following outstanding equity awards:

		Stock Options(2)
Name (a)	Performance Units (#) (b)(1)	Number of Securities Underlying Options (c)	Option Exercise Price (d)	Option Expiration Date (e)
J. Don Brock	16,582	2,500 3,000 4,000	$12.18 15.98 13.51	02/19/14 12/06/14 12/20/15

Paul K. Frierson	2,424	4,000	13.51	12/20/15

Walter W. Hubbard	2,272	8,000	13.51	12/20/15

Lowry F. Kline	3,572	10,000 3,000 4,000	12.63 15.98 13.51	05/06/14 12/06/14 12/20/15

John W. Murrey, III	16,582	2,500 3,000 4,000	12.18 15.98 13.51	02/19/14 12/06/14 12/20/15

(1)

The performance units represent an equal number of shares of the Company’s common stock. At year-end, the aggregate value of such stock was $330,213, determined by multiplying the number of performance units by the year-end per share market value of the Company’s Common Stock ($7.97/share).

(2)	All such options are presently exercisable.

SHAREHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2009 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 15, 2008, to be considered for inclusion in the Company’s proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER SHAREHOLDER PROPOSALS

FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2009 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on January 29, 2009, and advise shareowners in the 2009 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on January 29, 2009. Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s corporate headquarters, 104 Nowlin Lane, Suite 101, Chattanooga, TN 37421.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008

The firm of Ernst & Young LLP served as independent registered public accountants for the Company for fiscal 2007. Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Ernst & Young LLP to serve as its independent registered public accountants for its 2008 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote in favor of Proposal Two. In the event that the Company’s shareholders do not ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal 2008, the board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2008.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2006 and 2007:

	2006	2007
Audit Fees(1)	$768,000	$781,835
Consultation re: Customs and VAT Tax Issues	—	26,000

Total:	$768,000	$807,835

(1)

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, audit of management’s assessment of internal controls over financial reporting, audit of the effectiveness of internal controls over financial reporting, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues.

The Audit Committee approved the engagement of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the year ending December 29, 2007. It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fiscal 2006 or fiscal 2007 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson

Chairman of the Board

Dated: March 10, 2008

PROXY

THE DIXIE GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders

April 30, 2008

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott Grand Hotel, Point Clear, Alabama, at 8:00 A.M., Central Time, on April 30, 2008, and any adjournment or adjournments thereof, as follows:

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

(See reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in favor of Proposal 1 for the election of all of the Board of Directors’ nominees and for Proposal 2 for ratification of the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2008. The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, the proxies will be voted in accordance with the best judgment of the proxy holders.

1. Election of Directors:	☐ FOR all nominees	☐ WITHHOLD AUTHORITY
	(Except as indicated in the space provided below)	to vote for all nominees listed below

J. Don Brock; Daniel K. Frierson; Paul K. Frierson; Walter W. Hubbard;

John W. Murrey, III; Lowry F. Kline.

(Instruction: To withhold authority to vote for any individual,

write that nominee’s name in the space provided below.)

2.	Ratification of Appointment of the firm of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2008.

☐  FOR                                                     ☐  AGAINST

3.	Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S):                                                                               DATE:                         , 2008

NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.